UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011 (December 21, 2011)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Nishan de Silva, M.D.

On December 21, 2011, Nishan de Silva, M.D. resigned as a director of Allos Therapeutics, Inc. (the “Company”), effective immediately.

Pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated March 2, 2005 between the Company and Warburg Pincus Private Equity VIII, L.P. (“Warburg”), for so long as Warburg owns at least two-thirds of the number of shares of common stock issued upon exchange of the Series A Exchangeable Preferred Stock acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on its Board of Directors (the “Board”) two individuals designated by Warburg (each, an “Investor Designee”).  Dr. de Silva was an Investor Designee.  In connection with Dr. de Silva’s resignation, Warburg designated Cecilia Gonzalo, a Managing Director of Warburg Pincus L.L.C., to replace Dr. de Silva as an Investor Designee.

(d)  Election of Cecilia Gonzalo

On December 23, 2011, the Board elected Cecilia Gonzalo as a director of the Company to fill the vacancy created by the resignation of Nishan de Silva, M.D.  Ms. Gonzalo was elected for a term expiring at the Company’s 2012 annual stockholders’ meeting.  The Company has not determined the committee or committees of the Board to which Ms. Gonzalo is expected to be named. The second paragraph under Item 5.02(b) above is hereby incorporated by reference under this Item 5.02(d).

Ms. Gonzalo, age 37, is a Managing Director at Warburg Pincus, L.L.C. and a General Partner of Warburg Pincus & Co., where she focuses on healthcare investments in the biotechnology, pharmaceuticals and healthcare services sectors.  Prior to joining Warburg Pincus in 2001, Ms. Gonzalo worked at Goldman Sachs in the Investment Banking Division focusing on corporate finance and mergers and acquisitions transactions in Latin America, as well as in the Principal Investment Area focusing on investments in the region. Ms. Gonzalo also serves as a director of LaVie Care Centers (formerly known as Florida Healthcare Properties), Rib-X Pharmaceuticals and Talon Therapeutics, Inc.  Ms. Gonzalo received a B.A. cum laude in Biochemical Sciences from Harvard College and an M.B.A. from Harvard Business School.  There are no family relationships between Ms. Gonzalo and any other member of the Board or any executive officer of the Company.

In accordance with the Company’s stock option grant program for non-employee directors administered under the Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”), on December 23, 2011, the Company granted Ms. Gonzalo an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.39 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant.  The shares subject to the option vest in three equal installments on each of the first, second and third anniversaries of the date of grant, assuming Ms. Gonzalo’s continued service on the Board for such periods.  The option is subject to the terms and conditions of the 2008 Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 25, 2010, and the Company’s standard form of Option Grant Notice and Agreement under the 2008 Plan, which is filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed on June 24, 2008.

In connection with Ms. Gonzalo’s election, Ms. Gonzalo and the Company will enter into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors.  The Indemnity Agreement will provide indemnity to Ms. Gonzalo against liabilities incurred in the performance of her duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s form of Indemnity Agreement is filed as Exhibit 10.01 to its Current Report on Form 8-K filed on June 25, 2007.

(e)  Employment Agreement with Bruce A. Goldsmith

On December 22, 2011, the Company entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Bruce A. Goldsmith, the Company’s Senior Vice President, Corporate Development, in order to provide for, among other things, severance and change in control benefits comparable to those provided to the Company’s other senior and executive vice presidents.

The following description of the Amended Employment Agreement is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Amended Employment Agreement, Mr. Goldsmith earns an annual base salary of $325,500, which amount may be increased annually at the discretion of the Company’s Board of Directors or the Compensation Committee of the Board of the Directors.  Mr. Goldsmith is also eligible for an annual discretionary bonus, which for 2012 will be based 60% on the achievement of the Company’s corporate objectives and 40% on the achievement of individual objectives, with a target bonus equal to 50% of his annual base salary.

The Amended Employment Agreement provides that Mr. Goldsmith’s employment is at-will and may be terminated by Mr. Goldsmith or the Company at any time.  However, if the Company terminates Mr. Goldsmith’s employment without “cause” (as defined in the Amended Employment Agreement) or if he resigns for “good reason” (as defined in the Amended Employment Agreement), other than pursuant to a “change in control” (as defined in the Amended Employment Agreement), and provided that he executes a general release in favor of the Company, complies with the terms of such general release and his confidentiality obligations to the Company, and returns to the Company all Company property, Mr. Goldsmith will be entitled to: (a) his base salary for twelve months following the date of termination; (b) payment of any accrued but unused vacation time and sick leave; and (c) payment of premiums for his group health insurance COBRA continuation coverage for up to twelve months after the date of termination.

The Amended Employment Agreement also provides that if the Company (or any surviving or acquiring corporation) terminates Mr. Goldsmith’s employment without cause or if he resigns for good reason within one month prior to or 12 months following the effective date of a change in control (a “Change in Control Termination”), and provided that he executes a general release in favor of the Company, complies with the terms of such general release and his confidentiality obligations to the Company, and returns to the Company all Company property, Mr. Goldsmith will be entitled to: (a) a lump-sum cash payment in an amount equal to (i) 1.5 times his annual base salary then in effect, plus (ii) 1.5 times the greater of (A) his annualized target bonus award for the year in which his employment terminates or (B) the annual bonus amount paid to him in the immediately preceding year; (b) payment of any accrued but unused vacation time and sick leave; (c) payment of his target bonus award for the year in which his employment terminates, prorated through the date of the Change in Control Termination; (d) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months following the Change in Control Termination; and (e) payment for outplacement assistance services from an outplacement agency selected by him for nine months following the Change in Control Termination, up to maximum of $11,250 in aggregate.

In addition, in the event of a Change in Control Termination, if any surviving corporation or acquiring corporation assumes Mr. Goldsmith’s stock options and/or other equity awards, as applicable, or substitutes similar stock options or equity awards for his stock options and/or other equity awards, as applicable, in accordance with the terms of the Company’s equity incentive plans, then (a) the vesting of all of his stock options and/or other equity awards (or any substitute stock options or equity awards), as applicable, shall be accelerated in full and (b) the term and the period during which his stock options may be exercised shall be extended to 12 months after the date of his termination of employment.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated December 22, 2011 between Allos Therapeutics, Inc. and Bruce A. Goldsmith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated December 22, 2011 between Allos Therapeutics, Inc. and Bruce A. Goldsmith.